UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006 (March 31, 2006)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2006, the Human Resources Programs Committee (the “Committee”) of the Board of Directors of Sterling Bancshares, Inc. (the “Company”) approved the following base salaries to be paid for 2006, effective April 1, 2006, to the following executive officers of the Company who have been included as the “named executive officers” in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders:

NAME	TITLE	2006 SALARY
J. Downey Bridgwater	Chairman, President and Chief Executive Officer	$475,000

Stephen C. Raffaele	Executive Vice President and Chief Financial Officer	$254,000

Sonny B. Lyles	Executive Vice President and Chief Credit Officer	$240,000

Allen D. Brown	Regional CEO Profit Centers	$210,000

The Company and Mr. Bridgwater are parties to the previously disclosed Employment Agreement dated November 17, 2005 and effective January 1, 2006. Messrs. Raffaele, Lyles and Brown have entered into separate Severance and Non-Competition Agreements with the Company. Each of the Employment Agreement and the form of Severance and Non-Competition Agreement have been filed as exhibits to the Company’s filings with the Securities and Exchange Commission and the terms of such agreements are incorporated herein.

In addition to the base salaries set forth above, each of the named executive officers are also eligible to participate in the Company’s incentive compensation program, savings plan and are eligible to receive awards under the Company’s 2003 Stock Incentive and Compensation Plan. Further, from time to time the named executive officers receive compensation in the form of automobile allowances, membership fees and dues, tax reimbursement payments, matching contributions to the Company’s 401(k) Plan and Deferred Compensation Plan, life insurance premiums and other forms of compensation. Each of the named executive officers is also eligible to receive vacation, paid sick leave and other employee benefits generally available to the Company’s salaried employees.

Additional information regarding the compensation of the Company’s named executive officers is provided in the Company’s proxy statement for the 2006 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: April 6, 2006	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and
General Counsel